Exhibit 99.1

                               [GRAPHIC OMITTED]

GENERAL MARITIME
CORPORATION                                                               [LOGO]

CONTACT:
Jeffrey Pribor
Chief Financial Officer
General Maritime Corporation
(212) 763-5680

                     GENERAL MARITIME CORPORATION ANNOUNCES
               FOURTH QUARTER AND FULL YEAR 2004 FINANCIAL RESULTS

               Achieves Second Consecutive Year of Record Earnings

      Recently Announced Dividend Policy Aimed at Distributing Cash While
                           Preserving Ability to Grow

New York, New York, February 23, 2005 - General Maritime Corporation (NYSE: GMR) today reported its financial results for the three months and full year ended December 31, 2004.

                      Financial Review: 2004 Fourth Quarter

The Company had net income of $140.5 million, or $3.79 basic and $3.70 diluted earnings per share, for the three months ended December 31, 2004 compared to net income of $7.4 million, or $0.20 basic and diluted earnings per share, for the three months ended December 31, 2003. The increase in net income was the result of stronger spot charter rates during the fourth quarter of 2004 relative to the prior year period.

Peter C. Georgiopoulos, Chairman, Chief Executive and President, commented, "We are pleased to have provided shareholders with our second consecutive year of record profitability. General Maritime's success at utilizing its sizable fleet to take advantage of a robust market enabled the Company to post 2004 earnings which were the highest in its history. Our ability to achieve such impressive results is directly related to past strategic decisions that have served to enhance our industry leadership and profit potential. In addition to achieving record results, we met core objectives related to further consolidating the mid-sized tanker industry and preserving the Company's financial strength. These accomplishments have once again solidified General Maritime's industry leadership and positioned the Company to continue to deliver significant shareholder returns."

Net voyage revenue, which is gross voyage revenue minus voyage expenses unique to a specific voyage (including port, canal and fuel costs), increased 111.2% to $203.9 million for the three months ended December 31, 2004 compared to $96.5 million for the three months ended December 31, 2003. EBITDA for the three months ended December 31, 2004 was $173.0 million compared to $43.0 million for the three months ended December 31, 2003 (please see below for a reconciliation of EBITDA to net income). Net cash provided by operating activities was $132.1 million for the three months ended December 31, 2004 compared to $54.2 million for the prior year period. As of December 31, 2004, the Company's net debt-to-book capitalization (calculated as total debt less cash divided by total debt less cash plus shareholders' equity) was reduced to 33% from 52% as of December 31, 2003.

The average daily time charter equivalent, or TCE, rates obtained by the Company's fleet increased by 121.9% to $54,219 per day for the three months ended December 31, 2004 from $24,433 for the prior year period. The Company's average rates for vessels on spot charters increased by 165.6% to $67,325 for the three months ended December 31, 2004 compared to $25,344 for the prior year period.

Total vessel operating expenses, which are direct vessel operating expenses and general and administrative expenses, decreased 11.9% to $31.1 million for the three months ended December 31, 2004 from $35.3 million for the three months ended December 31, 2003. During the same periods, the average size of General Maritime's fleet decreased 4.3% to 43.1 vessels from 45.0 vessels in the prior year period. Total daily vessel operating expenses, which include direct vessel operating expenses and general and administrative expenses, decreased 7.9% to $7,850 per vessel day during the fourth quarter of 2004, from $8,526 per vessel day during the same period in 2003. Daily direct vessel operating expenses continued to fall during the quarter ended December 31, 2004 compared to the prior year period. This decrease can be attributed to the timing of certain purchases, maintenance and repair costs, and the realization of the savings from the sale of four vessels from the third quarter which had higher historic daily operating costs than the other vessels in our fleet. Daily general and administrative costs increased during the comparative periods due to an increase in payroll expenses associated with the Company's offices in New York, Greece and Portugal, professional fees associated with Sarbanes-Oxley Section 404 compliance as well as travel expenses and bonus accrual associated with the growth of its business.

                        Financial Review: Full Year 2004

Net income was $315.1 million or $8.51 basic and $8.33 diluted earnings per share, for the full year ended December 31, 2004 compared to $84.5 million, or $2.29 basic and $2.26 diluted earnings per share, for the full year ended December 31, 2003. Net voyage revenues increased 73.3% to $583.3 million for the full year ended December 31, 2004 compared to $336.6 million for the full year ended December 31, 2003. EBITDA was $453.7 million for the full year ended December 31, 2004 compared to $204.5 million for the full year ended December 31, 2003. Net cash provided by operating activities was $363.2 million for the full year ended December 31, 2004 compared to $178.1 million for the prior year period. TCE rates obtained by the Company's fleet increased 59.7% to $37,678 per day for the full year ended December 31, 2004 from $23,596 for the prior year period.

Daily direct vessel operating expenses for the year ended December 31, 2004 decreased 3.1% to $6,015 compared to $6,207 million for the year ago period. Daily general and administrative expenses increased 26.5% to $1,952 for the year ended December 31, 2004 from $1,543 for the year ago period.

Mr. Georgiopoulos continued, "General Maritime's focus on ensuring that its capital structure remains sound has once again served the Company well. At the beginning of 2004, we drew upon our strong financial position to acquire the Soponata Group, a world class company with a 57 year history. Building on past success, we utilized the strong cash flow generated from our expanded fleet to once again de-leverage the Company after an acquisition. Our success at significantly reducing our net debt-to- book capitalization ratio, which stood at 33% at the end of the year, directly contributed to our ability to implement our unique dividend policy. The policy, which we believe will unlock significant shareholder value, is aimed at distributing cash while preserving the Company's ability to both grow and renew our fleet."

                  Summary Consolidated Financial and Other Data

The following table summarizes General Maritime Corporation's selected consolidated financial and other data for the periods indicated below. Attached to this press release is an Appendix, which contains additional financial, operational and other data for the three month and full year periods, ended December 31, 2004 and 2003.

                                                                     -----------------------------   ------------------------------
                                                                           Three Months Ended              Twelve Months Ended
                                                                     -----------------------------   ------------------------------
                                                                     December - 04   December - 03   December - 04    December - 03
                                                                     -------------   -------------   -------------    -------------
INCOME STATEMENT DATA
(Dollars in thousands, except share data)
Voyage revenues                                                       $   233,213     $   126,867     $   701,291      $   454,456
Voyage expenses                                                           (29,348)        (30,334)       (117,955)        (117,810)
                                                                      -----------     -----------     -----------      -----------
   Net voyage revenues                                                    203,865          96,533         583,336          336,646
Direct vessel expenses                                                     23,980          28,015          96,818           91,981
General and administrative expenses                                         7,128           7,268          31,420           22,866
Depreciation and amortization                                              23,824          25,448         100,806           84,925
Net Gain on sale of vessels                                                  (227)           (560)         (6,570)          (1,490)
Write down of vessels                                                                      18,803                           18,803
                                                                      -----------     -----------     -----------      -----------
   Operating income                                                       149,160          17,599         360,862          119,561
Net interest expense                                                        8,652          10,204          37,852           35,043
Other expense (income)                                                        (20)             --           7,901               --
                                                                      -----------     -----------     -----------      -----------
   Net Income                                                         $   140,528     $     7,355     $   315,109      $    84,518
                                                                      ===========     ===========     ===========      ===========
   Basic earnings per share                                           $      3.79     $      0.20     $      8.51      $      2.29
   Diluted earnings per share                                         $      3.70     $      0.20     $      8.33      $      2.26
   Weighted average shares outstanding, thousands                          37,121          36,974          37,049           36,967
   Diluted average shares outstanding, thousands                           37,942          37,467          37,814           37,356

                                                                                                    12 Months Ended  12 Months Ended
                                                                                                    --------------------------------
BALANCE SHEET DATA, at end of period                                                                 December - 04    December - 03
                                                                                                    --------------    --------------
(Dollars in thousands)
Cash                                                                                                  $    46,921      $    38,905
Current assets, including cash                                                                            152,145          102,473
Total assets                                                                                            1,427,261        1,263,578
   Current liabilities, including current portion of long-term debt                                        84,120           89,771
   Current portion of long-term debt                                                                       40,000           59,553
Total long-term debt, including current portion                                                           486,597          655,670
Shareholders' equity                                                                                      890,426          568,880

                                                                           Three Months Ended              Twelve Months Ended
                                                                     -----------------------------   ------------------------------
                                                                     December - 04   December - 03   December - 04    December - 03
                                                                     -------------   -------------   -------------    -------------
OTHER FINANCIAL DATA
(dollars in thousands)
EBITDA (1)                                                            $   173,003     $    43,007     $   453,767      $   204,486
Net cash provided by operating activities                                 132,151          54,150         363,238          178,112
Net cash provided (used) by investing activities                           18,761          23,864        (168,477)        (502,919)
Net cash provided (used) by financing activities                         (146,439)        (54,362)       (186,745)         361,031
Capital expenditures
   Vessel sales (purchases) net, including construction in progress        16,845          24,254        (165,796)        (501,242)
   Drydocking or capitalized survey or improvement costs                   (6,645)         (4,729)        (17,050)         (14,137)
Weighted average long-term debt                                           567,814         686,278         650,196          601,086
FLEET DATA
Total number of vessels at end of period                                       43              43              43               43
Average number of vessels (2)                                                43.1            45.0            44.0             40.6
Total voyage days for fleet (3)                                             3,760           3,951          15,482           14,267
   Total time charter days for fleet                                        1,039           1,020           4,372            2,804
   Total spot market days for fleet                                         2,721           2,931          11,111           11,463
Total calendar days for fleet (4)                                           3,963           4,138          16,097           14,818
Fleet utilization (5)                                                        94.9%           95.5%           96.2%            96.3%
AVERAGE DAILY RESULTS
Time charter equivalent (6)                                           $    54,219     $    24,433     $    37,678      $    23,596
Direct vessel operating expenses per vessel (7)                             6,051           6,770           6,015            6,207
General and administrative expense per vessel (8)                           1,799           1,756           1,952            1,543
Total vessel operating expenses (9)                                         7,850           8,526           7,967            7,750
EBITDA (10)                                                                43,655          10,393          28,190           13,800
                                                                     -----------------------------   ------------------------------

                                     -----------------------------   -----------------------------
                                           Three months ended             Twelve Months Ended
                                     -----------------------------   -----------------------------
                                     December - 04   December - 03   December - 04   December - 03
                                     -----------------------------   -----------------------------
EBITDA Reconciliation
   Net Income                           $140,528        $  7,355        $315,109        $ 84,518
   + Net interest expense                  8,652          10,204          37,852          35,043
   + Depreciation & Amortization          23,823          25,448         100,806          84,925
                                        --------        --------        --------        --------
     EBITDA                             $173,003        $ 43,007        $453,767        $204,486
                                        ========        ========        ========        ========
                                     -----------------------------   -----------------------------

(1) EBITDA represents net income plus net interest expense and depreciation and amortization. EBITDA is included because it is used by management and certain investors as a measure of operating performance. EBITDA is used by analysts in the shipping industry as a common performance measure to compare results across peers. Management of the Company uses EBITDA as a performance measure in consolidating monthly internal financial statements and is presented for review at our board meetings. The Company believes that EBITDA is useful to investors as the shipping industry is capital intensive which often brings significant cost of financing. EBITDA is not an item recognized by GAAP, and should not be considered as an alternative to net income, operating income or any other indicator of a company's operating performance required by GAAP. The definition of EBITDA used here may not be comparable to that used by other companies.

(2) Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was part of our fleet during the period divided by the number of calendar days in that period.

(3) Voyage days for fleet are the total days our vessels were in our possession for the relevant period net of off hire days associated with major repairs, drydockings or special or intermediate surveys.

(4) Calendar days are the total days the vessels were in our possession for the relevant period including off hire days associated with major repairs, drydockings or special or intermediate surveys.

(5) Fleet utilization is the percentage of time that our vessels were available for revenue generating voyage days, and is determined by dividing voyage days by calendar days for the relevant period.

(6) Time Charter Equivalent, or TCE, is a measure of the average daily revenue performance of a vessel on a per voyage basis. Our method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage days.

(7) Daily direct vessel operating expenses, or DVOE, is calculated by dividing DVOE, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance and maintenance and repairs, by calendar days for the relevant time period.

(8) Daily general and administrative expense is calculated by dividing general and administrative expenses by vessel calendar days.

(9) Total Vessel Operating Expenses, or TVOE, is a measurement of our total expenses associated with operating our vessels. Daily TVOE is the sum of daily direct vessel operating expenses, or DVOE, and daily general and administrative expenses.

(10)  Daily EBITDA is total EBITDA divided by total vessel calendar days.

                      General Maritime Corporation's Fleet

As of February 21, 2005, General Maritime Corporation's fleet was comprised of 47 wholly owned tankers, consisting of 26 Aframax and 17 Suezmax tankers and 4 newbuilding Suezmax contracts, with a total carrying capacity of approximately
5.9 million deadweight tons, or dwt. The average age of the Company's fleet as of December 31, 2004 by dwt, excluding the newbuilding contracts, was 11.9 years compared to 11.8 years as of December 31, 2003. The average age of the Company's Aframax tankers was 12.4 years and the average age of the Company's Suezmax tankers was 11.2 years.

Currently, 15 of General Maritime Corporation's Aframax tankers and 17 of its Suezmax tankers are operating on the spot market. 26% of the Company's fleet, consisting of 11 Aframax tankers, is currently under time charter contracts, compared to 33% of the fleet under time charter contracts as of December 31, 2003.

--------------------------------------------------------------------------------------------
Vessel                   Vessel Type         Expiration Date           Average Daily Rate(1)
------                   -----------         ---------------           ---------------------
Genmar Pericles            Aframax          October 3, 2005                  $19,700

Genmar Trust               Aframax          October 13, 2005                 $19,700

Genmar Spirit              Aframax          October 15, 2005                 $19,700

Genmar Hector              Aframax          November 5, 2005                 $19,700

Genmar Challenger          Aframax          December 6, 2005                 $19,700

Genmar Trader              Aframax          December 15, 2005                $19,700

Genmar Champ               Aframax          January 10, 2006                 $19,700

Genmar Star                Aframax          January 25, 2006                 $19,700

Genmar Endurance           Aframax          January 24, 2006                 $19,700

Genmar Princess            Aframax          May 9, 2005                      $25,000

Genmar Constantine         Aframax          July 9, 2005                     $28,000(2)
--------------------------------------------------------------------------------------------

(1)   Before brokers' commissions.

(2)   Net of brokers' commissions.

The Company's primary area of operation is the Atlantic basin. The Company also currently has vessels employed in the Black Sea and Far East to take advantage of market opportunities and to position vessels in anticipation of drydockings.

                       Announcement of New Dividend Policy

The Company announced a new cash dividend policy in January 2005. Under the policy, the Company plans to declare quarterly dividends to shareholders in April, July, October and February of each year based on its EBITDA after interest expense and reserves, as established by the Board of Directors. The Company estimates that if it had adopted this policy as of January 1, 2004, and if the restricted payment covenant in the outstanding bond indenture and the Company's secured credit facility had not limited the ability to pay dividends, the Company would have been able to pay $ 9.36 per share with respect to full year ended December 31, 2004. This equates to an annualized 19.6% yield based on the closing price of General Maritime's common stock as of February 22, 2005. General Maritime expects to declare the initial quarterly dividend following the announcement of its first quarter 2005 results during the fourth week of April. No dividend will be declared with respect to the fourth quarter of 2004.

                      Estimated Illustrative Q4 2004 Payout

Had General Maritime's dividend policy paid out a dividend with earnings from the fourth quarter, shareholders would have received $3.94 per share. Please see below for the illustrative dividend reconciliation for the quarter ended December 31, 2004.

                                                        Three Months Ended
                                                       December 31, 2004(4)
                                                       --------------------

            EBITDA (1)                                       $ 173.0
            - Interest Expense                                   8.3
              Assumed quarterly fleet maintenance
            - and renewal reserve (2)                           11.6
            - Reserve for drydocking                             4.0
                                                             -------
            Available for dividends                            149.1
                                                             -------
            Available for dividends per share (3)            $  3.94
                                                             =======

            EBITDA Reconciliation
              Net Income                                     $ 140.5
            + Net interest expense                               8.7
            + Depreciation & Amortization                       23.8
                                                             -------
            EBITDA                                           $ 173.0
                                                             -------

Notes:

      (1) EBITDA represents net income plus net interest expense and depreciation and amortization. EBITDA is included because it is used by management and certain investors as a measure of operating performance. EBITDA is used by analysts in the shipping industry as a common performance measure to compare results across peers. Management of the Company uses EBITDA as a performance measure in consolidating monthly internal financial statements and is presented for review at our board meetings. The Company believes that EBITDA is useful to investors as the shipping industry is capital intensive which often brings significant cost of financing. EBITDA is not an item recognized by GAAP, and should not be considered as an alternative to net income, operating income or any other indicator of a company's operating performance required by GAAP. The definition of EBITDA used here may not be comparable to that used by other companies.

      (2) Assumes reserves were established by the Board of Directors based upon the Company's existing fleet at 12/31/03. This reserve is substantially less than the expected reserve for 2005 due to vessel values.

      (3) Based on number of shares of Common Stock outstanding at the end of the quarter.

      (4) Assumes the Company obtained any necessary waivers or consents with respect to its credit facility and amended or otherwise obtained relief from the terms of the indenture for its outstanding Senior Notes. Also assumes all debt amortization was refinanced.

Mr. Georgiopoulos concluded, "General Maritime remains well positioned to continue to consolidate the mid-sized tanker industry, as the Company provides shareholders with the opportunity to receive significant cash distributions. In pursuing additional accretive acquisitions, we will exercise discipline and seek to enter into transactions that add enduring value to the Company and its shareholders. The combination of General Maritime's $600 million untapped revolver combined with its 33% net debt-to-capitalization ratio provides the Company with significant financial flexibility to accomplish this important objective."

                       About General Maritime Corporation

General Maritime Corporation is a provider of international seaborne crude oil transportation services principally within the Atlantic basin which includes ports in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe and the North Sea. We also currently operate tankers in other regions including the Black Sea and Far East. General Maritime Corporation currently owns and operates a fleet of 47 tankers - 26 Aframax, 17

Suezmax tankers and 4 Suezmax newbuilding contracts - making it the second largest mid-sized tanker company in the world, with a carrying capacity of approximately 5.1 million dwt.

                          Conference Call Announcement

General Maritime Corporation announced that it will hold a conference call on Thursday, February 24, 2005 at 8:30 a.m. Eastern Time to discuss its 2004 fourth quarter and year end financial results. To access the conference call, dial
(719) 457-2626 and ask for the General Maritime Corporation conference call. A replay of the conference call can also be accessed until March 9, 2005, by dialing (888) 203-1112 for U.S. callers and (719) 457-0820 for international callers, and entering the passcode 8103149. The conference call will also be simultaneously webcast and will be available on the Company's website, www.GeneralMaritimeCorp.com.

   "Safe Harbor" Statement Under the Private Securities Litigation Reform Act
                                     of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations. Included among the factors that, in the Company's view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following: changes in demand; a material decline or prolonged weakness in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the Company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company's anticipated drydocking or maintenance and repair costs); and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2003 and its subsequent reports on Form 10-Q and Form 8-K. The Company's ability to pay dividends in any period will depend upon factors including the consent of the lenders under the Company's secured credit facilities, limitations under the indenture for the Company's senior notes, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of the Company's financial performance. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves. As a result, the amount of dividends actually paid may vary from the amounts currently estimated.

                               THREE MONTHS ENDED

                                          ---------------------------------------   ---------------------------------------
                                                      Aframax Fleet                             Suezmax Fleet
                                                       December-04    December-03                December-04    December-03

                                                         Amount         Amount                     Amount         Amount
                                           % Change       % of           % of        % Change       % of           % of
                                          From Prior    Total for      Total for    From Prior    Total for      Total for
                                            Period       Period         Period        Period       Period         Period
                                          ---------------------------------------   ---------------------------------------
---------------------------------------------------------------------------------   ---------------------------------------
Net Voyage Revenues                          87.2%       92,811         49,579        136.5%      111,054         46,954
$1,000's                                                     46%            51%                        54%            49%
---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
Average Daily TCE                            87.3%       41,067         21,929        166.5%       74,036         27,784

---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
Time Charter Revenues                         2.7%       20,675         20,126                         --          2,124
$1,000's                                                    100%            90%                         0%            10%
---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
Spot Charter Revenues                       144.9%       72,136         29,453        147.7%      111,054         44,830
$1,000's                                                     39%            40%                        61%            60%
---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
Calendar Days                                 0.1%        2,392          2,390        -10.1%        1,571          1,748
                                                             60%            58%                        40%            42%
---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
Vessel Operating Days                         0.0%        2,260          2,261        -11.2%        1,500          1,690
                                                             60%            57%                        40%            43%
---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
Capacity Utilization                         -0.1%         94.5%          94.6%        -1.3%         95.5%          96.7%

---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
# Days Vessels on Time Charter               13.9%        1,039            912                         --            108
                                                            100%            89%                         0%            11%
---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
# Days Vessels on Spot Charter               -9.5%        1,221          1,349         -5.2%        1,500          1,582
                                                             45%            46%                        55%            54%
---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
Average Daily Time Charter Rate              -9.8%       19,899         22,069                         --         19,688

---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
Average Daily Spot Charter Rate             170.6%       59,079         21,834        161.3%       74,036         28,336

---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
Daily Direct Vessel Expenses                 -5.2%        5,817          6,136        -16.1%        6,407          7,636
(per Vessel)
---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
Daily G&A Expenses                            2.4%        1,799          1,756          2.4%        1,799          1,756
(per Vessel)
---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
Total Daily Vessel Operaing                  -3.5%        7,616          7,892        -12.6%        8,206          9,392
Expenses (per Vessel)
---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
Average Age of Fleet at End of Period                      12.4           12.6                       11.2           10.8
(Years)
---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
# Vessels at End of Period                    8.3%         26.0           24.0        -10.5%         17.0           19.0
                                                             60%            56%                        40%            44%
---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
Average Number of Vessels                     0.0%         26.0           26.0        -10.1%         17.1           19.0
                                                             60%            58%                        40%            42%
---------------------------------------------------------------------------------   ---------------------------------------

---------------------------------------------------------------------------------   ---------------------------------------
DWT at End of Period                          1.0%        2,539          2,513        -10.1%        2,619          2,912
1,000's                                                      49%            46%                        51%            54%
---------------------------------------------------------------------------------   ---------------------------------------

                                          ---------------------------------------
                                                      Total Fleet
                                                      December-04     December-03


                                           % Change
                                          From Prior
                                            Period      Amount          Amount
                                          ---------------------------------------
---------------------------------------------------------------------------------
Net Voyage Revenues                         111.2%      203,865         96,533
$1,000's
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Average Daily TCE                           121.9%       54,219         24,433

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Time Charter Revenues                        -7.1%       20,675         22,250
$1,000's
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Spot Charter Revenues                       146.6%      183,190         74,283
$1,000's
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Calendar Days                                -4.2%        3,963          4,138

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Vessel Operating Days                        -4.8%        3,760          3,951

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Capacity Utilization                         -0.7%         94.9%          95.5%

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
# Days Vessels on Time Charter                1.9%        1,039          1,020

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
# Days Vessels on Spot Charter               -7.2%        2,721          2,931

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Average Daily Time Charter Rate              -8.8%       19,899         21,817

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Average Daily Spot Charter Rate             165.6%       67,325         25,344

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Daily Direct Vessel Expenses                -10.6%        6,051          6,770
(per Vessel)
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Daily G&A Expenses                            2.4%        1,799          1,756
(per Vessel)
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Total Daily Vessel Operaing                  -7.9%        7,850          8,526
Expenses (per Vessel)
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Average Age of Fleet at End of Period                      11.9           11.8
(Years)
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
# Vessels at End of Period                    0.0%         43.0           43.0

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Average Number of Vessels                    -4.3%         43.1           45.0

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
DWT at End of Period                         -4.9%        5,158          5,425
1,000's
---------------------------------------------------------------------------------


                              TWELVE MONTHS ENDED

                                          --------------------------------------    --------------------------------------
                                                       Aframax Fleet                             Suezmax Fleet
                                                      December-04    December-03                December-04    December-03

                                                        Amount         Amount                     Amount         Amount
                                           % Change      % of           % of         % Change      % of           % of
                                          From Prior   Total for      Total for     From Prior   Total for      Total for
                                            Period      Period         Period         Period      Period         Period
                                          --------------------------------------    --------------------------------------
--------------------------------------------------------------------------------    --------------------------------------
Net Voyage Revenues                          33.7%      258,685        193,487        126.8%      324,651        143,159
$1,000's                                                     44%            57%                        56%            43%
--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
Average Daily TCE                            34.5%       29,001         21,568         83.0%       49,474         27,034

--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
Time Charter Revenues                        59.4%       82,894         52,012        -42.0%        3,902          6,731
$1,000's                                                     96%            89%                         4%            11%
--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
Spot Charter Revenues                        24.3%      175,791        141,475        135.1%      320,749        136,428
$1,000's                                                     35%            51%                        65%            49%
--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
Calendar Days                                -1.0%        9,163          9,251         24.6%        6,934          5,567
                                                             57%            62%                        43%            38%
--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
Vessel Operating Days                        -0.6%        8,920          8,971         23.9%        6,562          5,296
                                                             58%            63%                        42%            37%
--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
Capacity Utilization                          0.4%         97.3%          97.0%        -0.5%         94.6%          95.1%

--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
# Days Vessels on Time Charter               70.2%        4,182          2,457        -45.5%          189            347
                                                             96%            88%                         4%            12%
--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
# Days Vessels on Spot Charter              -27.3%        4,738          6,514         28.8%        6,373          4,949
                                                             43%            57%                        57%            43%
--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
Average Daily Time Charter Rate              -6.4%       19,822         21,172          6.4%       20,646         19,402

--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
Average Daily Spot Charter Rate              70.8%       37,102         21,719         82.6%       50,329         27,569

--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
Daily Direct Vessel Expenses                 -0.4%        5,657          5,679         -8.7%        6,462          7,081
(per Vessel)
--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
Daily G&A Expenses                           26.5%        1,952          1,543         26.5%        1,952          1,543
(per Vessel)
--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
Total Daily Vessel Operaing                   5.4%        7,609          7,222         -2.4%        8,414          8,624
Expenses (per Vessel)
--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
Average Age of Fleet at End of Period                      12.4           12.6                       11.2           10.8
(Years)
--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
# Vessels at End of Period                    8.3%         26.0           24.0        -10.5%         17.0           19.0
                                                             60%            56%                        40%            44%
--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
Average Number of Vessels                    -1.6%         25.0           25.4         25.0%         19.0           15.2
                                                             57%            63%                        43%            37%
--------------------------------------------------------------------------------    --------------------------------------

--------------------------------------------------------------------------------    --------------------------------------
DWT at End of Period                          1.0%        2,539          2,513        -10.1%        2,619          2,912
1,000's                                                      49%            46%                        51%            54%
--------------------------------------------------------------------------------    --------------------------------------

                                          ---------------------------------------
                                                       Total Fleet
                                                      December-04     December-03


                                           % Change
                                          From Prior
                                            Period      Amount          Amount
                                          ---------------------------------------
---------------------------------------------------------------------------------
Net Voyage Revenues                          73.3%      583,336        336,646
$1,000's
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Average Daily TCE                            59.7%       37,678         23,596

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Time Charter Revenues                        47.8%       86,796         58,743
$1,000's
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Spot Charter Revenues                        78.7%      496,540        277,903
$1,000's
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Calendar Days                                 8.6%       16,097         14,818

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Vessel Operating Days                         8.5%       15,482         14,267

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Capacity Utilization                         -0.1%         96.2%          96.3%

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
# Days Vessels on Time Charter               55.9%        4,371          2,804

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
# Days Vessels on Spot Charter               -3.1%       11,111         11,463

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Average Daily Time Charter Rate              -5.2%       19,857         20,953

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Average Daily Spot Charter Rate              84.3%       44,689         24,243

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Daily Direct Vessel Expenses                 -3.1%        6,015          6,207
(per Vessel)
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Daily G&A Expenses                           26.5%        1,952          1,543
(per Vessel)
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Total Daily Vessel Operaing                   2.8%        7,967          7,750
Expenses (per Vessel)
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Average Age of Fleet at End of Period                      11.9           11.8
(Years)
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
# Vessels at End of Period                    0.0%         43.0           43.0

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Average Number of Vessels                     8.3%         44.0           40.6

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
DWT at End of Period                         -4.9%        5,158          5,425
1,000's
---------------------------------------------------------------------------------